EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

 Body and Mind Inc. Enters Into Definitive Asset Purchase Agreement For

ShowGrow California Dispensaries

VANCOUVER, B.C., CANADA (July 3, 2019) – Body and Mind Inc. (CSE: BAMM, OTC PINK: BMMJ) (the “Company” or “BaM”), is pleased to announce the Company has entered into a definitive asset purchase agreement (the “Purchase Agreement”) to acquire a 100% ownership interest in ShowGrow’s Long Beach, California dispensary, a settlement agreement (“NMG SD Settlement”) to acquire a 60% ownership interest in ShowGrow’s San Diego, California dispensary (the “Acquisition”), and a lease assignment (the “Lease Assignment”) on the San Diego operation. The Purchase Agreement, Settlement, and Lease Assignment supersede the binding interim purchase agreement disclosed in the Company’s news release dated November 28, 2018. The Purchase Agreement was entered into between the Company’s wholly owned subsidiary, NMG Long Beach, LLC (“NMG LB”), Green Light District Holdings, Inc. (“GLDH”) and Airport Collective, Inc. The NMG SD Settlement was entered into between Body and Mind (“BaM”), including its’ subsidiaries, and Green Light District Holdings (“GLDH”), including its’ subsidiaries. The Lease Assignment was entered into between the Company’s 60%-owned subsidiary, NMG San Diego, LLC (“NMG SD”), Green Road, LLC, SGSD LLC, and SJJR LLC.

The Acquisition provides the Company with a beachhead to establish retail operations in California, which will assist the Company in rolling out its brands beyond Nevada, Ohio and Arkansas. The Acquisition will enable the Company to access a seasoned retail management team that can also assist in adding value to the Nevada, Ohio and Arkansas platforms. The Acquisition provides exposure to high-growth, near-term revenue producing assets with solid earnings potential and access to deep domain knowledge of the California cannabis industry.

“We have been working with ShowGrow for several months and are incredibly impressed with the domain knowledge, cannabis experience and marketing skills of the team,” stated Robert Hasman, President of Nevada Medical Group LLC and board member of Body and Mind. “ShowGrow has a deep understanding of retail marketing and are synonymous with the early California cannabis industry. This acquisition will create a strong platform for our retail operations and successful brands.”

Transaction Highlights:

The Acquisition is subject to certain closing conditions including receipt of applicable licences and was executed under the following terms:

1)	The Acquisition Purchase Agreement purchase price is USD$6,700,000 (the “Purchase Price). The consideration under the Purchase Agreement includes the following on closing:

i.	The USD$5,200,000 convertible note issued by GLDH to the Company on November 28, 2018 is to be applied towards the Purchase Price;

ii.	USD$1,500,000 to be paid in common shares of the Company (“Common Shares”) at a price of CAD$0.7439 per Common Share to a maximum of 2,681,006 Common Shares (the “Share Payment”) upon NMG LB receiving the transfer of all licenses, permits and BCC authorizations for NMG LB to conduct medical and adult-use commercial cannabis retail operations. The Share Payment is subject to reduction in the event there are undisclosed liabilities by GLDH and Airport Collective.

2)	The NMG SD Settlement includes a total valuation of USD$2,000,000. The consideration under the NMG SD Settlement includes the following on closing;

i.	USD$500,000 to be paid in Common Shares to Show Grow San Diego, LLC (“SGSD”) at a share price equal to the maximum allowable discount pursuant to Canadian Securities Exchange policies, upon execution of the settlement agreement.

ii.	USD$750,000 to be paid in Common Shares to David Barakett at a price of CAD$0.7439 per Common Share to a maximum of 1,340,502 Common Shares (the “DB Share Payment”) upon NMG San Diego, LLC (“NMG SD”) receiving all licenses, permits and authorizations for NMG SD to conduct medical commercial cannabis retail operations. The DB Share Payment is subject to reduction whereby the reduction is tied to David Barakett agreeing to pay the Company 40% of the NMG SD start-up costs; and

iii.	USD$750,000 to be paid in Common Shares to David Barakett at a price of CAD$0.7439 per Common Share to a maximum of 1,340,502 Common Shares (the “DB Additional Shares Payment”) upon NMG Sand Diego, LLC (“NMG SD”) receiving all licenses, permits and authorizations for NMG SD to conduct adult-use commercial cannabis retail operations. The DB Additional Shares Payment is subject reduction whereby the reduction is tied to David Barakett agreeing to pay the Company 40% of the NMG SD start-up costs.

3)	The Lease Assignment of a long-term lease agreement at the San Diego location. The Company is required to issue cash and share payments totaling USD$2,283,765.26 to the landlord as follows;

i.	USD$750,000, payable in Common Shares at a share price equal to the maximum allowable discount pursuant to Canadian Securities Exchange policies, upon execution of the assignment agreement;

ii.	USD$783,765.26, payable in cash, within 5 business days following execution of the assignment agreement;

iii.	USD$750,000, payable in cash, including interest at 5% per annum, upon receipt of the San Diego Conditional Use Permit allowing adult-use commercial cannabis retail operations.

4)	The Company providing a loan to GLDH in the amount of USD$200,000 at an interest rate of 12% per annum, accrued and compounded quarterly and due within 3 years, collateralized by the Common Shares to be earned by satisfying items 1 and 2 above.

5)	The Company, through NMG LB, enters into a consulting agreement with David Barakett to provide certain consulting and advisory services to NMG LB, agrees to pay Mr. Barakett a total of USD$200,000.

6)	The Company has agreed to forgive approximately USD$800,000 for prior operating loans advanced to GLDH; and;

7)	In connection with the Agreement, the Company and its affiliates and subsidiaries licenses certain intellectual property from Green Light District Management, LLC, a Delaware limited liability company, and GLDH (GLDM and GLDH collectively referred to in this paragraph as “Licensor”). Licensor is granting the Company a perpetual license to utilize its operational intellectual property consisting of customer data, sales data, customer outreach strategies standard operating procedures, and other proprietary operational intellectual property. Licensor is granting the Company a license for 2 years to utilize intellectual property such as trademarks and branding (the “Branding IP”). As consideration for the licenses, the Company has agreed to utilize the Branding IP until June 19, 2021 at the Premises and at the San Diego retail location for a period of 2 years from operations commencing at that location. Additionally, the Company has agreed to pay Licensor 3% of gross receipts from sales at the Premises.

About ShowGrow Long Beach

ShowGrow Long Beach was a pioneer in medical cannabis and in 2019 added an adult-use license to their medical license. The dispensary is located at 3411 E. Anaheim Street in Long Beach, within proximity to Long Beach, Belmont Shore and California State University. ShowGrow Long Beach was voted Best Dispensary in Long Beach 2018 by Orange County Weekly. Long Beach has a population of roughly 500,000 and is the third largest city in California. The ShowGrow app has been downloaded by over 400,000 users and allows customers to view inventory, place orders for pickup and earn rewards.

Visit ShowGrow Long Beach at: http://showgrow.com/locations/long-beach/

View ShowGrow video at: http://www.youtube.com/watch?v=8oy0G14fsoQ

About ShowGrow San Diego

ShowGrow San Diego is currently under construction with a medical marijuana conditional use permit (“CUP”) awarded by the county in Feb 2019 and architect plans complete. The future dispensary is located at 7625 Carroll Rd, San Diego CA 92121 and is anticipated to be approximately 3,000 square feet with up to 25 parking spaces. San Diego has a population of 1.2 Million people (2017) and the future dispensary is located within 5 miles of approximately 700,000 residents in the greater San Diego area.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills

Tel: 800-361-6312

mmills@bamcannabis.com

About Body and Mind

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses.

BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup. BaM continues to expand operations in Nevada, Arkansas, Ohio and its investment in California and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.